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                                                               Exhibit 99(h)(12)

                                AMENDMENT TO THE
                   TRANSFER AGENCY AND REGISTRAR AGREEMENT[S]

     THIS AMENDMENT, dated as of December 31, 2001 is made to the Transfer Agency Agreement[s] (the "Agreement[s]") between each of the Funds executing this Amendment and listed on Exhibit 1 of this Amendment attached hereto and incorporated herein (hereinafter individually and collectively referred to as the "Fund") and PFPC Inc. (f/k/a First Data Investor Services Group, Inc. ("PFPC").

1. The term of the Agreements shall be extended through June 1, 2005. Following the end of the term, the Agreement shall automatically renew for successive annual terms each, unless the Fund or PFPC provides written notice to the other of its intent not to renew. Such notice must be received not less than one-hundred twenty (120) days and not more than one hundred eighty (180) days prior to the expiration of the then current Renewal Term.

2. The parties hereby acknowledge that PFPC has ceased to operate and maintain IMPRESSNet.com(R), the Internet Web site utilized by Financial Planners to facilitate Account Inquiries and Financial Transactions and PFPC has arranged to provide temporary Internet access for Financial Planners through AdvisorCentral, LLC. In connection with the foregoing, upon the earlier of (a) November 26, 2002; or (b) the execution by the Funds (or an affiliate thereof) of an agreement directly with AdvisorCentral relating to Financial Planner access to Fund and related Shareholder information via the Internet, (i) all references to "Financial Planners" shall be deleted from the IMPRESSNet sections of the Agreements; and (ii) all reference to IMPRESSNet(R) Brokerage Fees shall be deleted from Schedule A - Transfer Agent Fees.

3. Schedule A "Transfer Agent Fees" is deleted in its entirety and the following new Schedule A is inserted in its place.

This Amendment contains the entire understanding among the parties with respect to the transactions contemplated hereby. To the extent that any provision of this Amendment modifies or is otherwise inconsistent with any provision of the prior agreements and related agreements, this Amendment shall control, but the prior agreements and all related documents shall otherwise remain in full force and effect.

      IN WITNESS WHEREOF, each party has caused this Amendment to be executed by its duly authorized representative on the date first stated above.

PFPC INC.                                   ST. CLAIR FUNDS, INC.

By:    /s/ Michael Denotrio                 By:    /s/ Stephen J. Shenkenberg

Name:  Michael Denotrio                     Name:  Stephen J. Shenkenberg

Title: Executive Vice President             Title: Vice President and Secretary

THE MUNDER FRAMLINGTON                      THE MUNDER FUNDS TRUST
FUNDS TRUST

By:   Stephen J. Shenkenberg               By:    /s/ Stephen J. Shenkenberg

Name:  Stephen J. Shenkenberg              Name:  Stephen J. Shenkenberg

Title: Vice President and Secretary        Title: Title:  Vice President and
                                                          Secretary

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THE MUNDER FUNDS, INC.                      MUNDER @VANTAGE FUND

By:  /s/ Stephen J. Shenkenberg              By:  /s/ Stephen J. Shenkenberg

Name:  Stephen J. Shenkenberg                Name:  Stephen J. Shenkenberg

Title: Vice President and Secretary          Title: Vice President and Secretary

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                                    Exhibit 1

                          List of Funds and Portfolios

The Munder Funds Trust
Munder Balanced Fund
Munder Bond Fund
Munder Cash Investment Fund
Munder Index 500 Fund
Munder Intermediate Bond Fund
Munder International Equity Fund
Munder Large-Cap Value Fund
Munder Michigan Tax-Free Bond Fund
Munder Small Company Growth Fund
Munder Tax-Free Bond Fund
Munder Tax-Free Money Market Fund
Munder Tax-Free Short-Intermediate Bond Fund
Munder U.S. Government Income Fund
Munder U.S. Treasury Money Market Fund

The Munder Funds, Inc.
Munder Bio(Tech)/2/ Fund
Munder Digital Economy Fund
Munder Fund of Funds Munder
Future Technology Fund
Munder International Bond Fund
Munder International NetNet Fund
Munder Large-Cap Growth Fund
Munder Micro-Cap Equity Fund
Munder MidCap Select Fund
Munder Money Market Fund
Munder Multi-Season Growth Fund
Munder NetNet Fund Munder Power Plus Fund
Munder Real Estate Equity Investment Fund
Munder Small-Cap Value Fund

The Munder Framlington Funds Trust
Munder Framlington Emerging Markets Fund
Munder Framlington Global Financial Services Fund
Munder Framlington Healthcare Fund
Munder Framlington International Growth Fund

St. Clair Funds, Inc.
Munder Institutional S&P 500 Index Equity Fund
Munder Institutional S&P MidCap Index Equity Fund
Munder Institutional S&P SmallCap Index Equity Fund
Munder Institutional Short-Term Treasury Fund
Munder Institutional Money Market Fund
Liquidity Plus Money Market Fund

Munder @Vantage Fund

                                                                               3

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                                   SCHEDULE A
                               TRANSFER AGENT FEES

                        EFFECTIVE AS OF: JANUARY 1, 2002

1. RETAIL FUND PER ACCOUNT FEES: (apply to all Munder Funds Trust , Munder Funds Inc, Munder Framlington Funds Trust, Munder @vantage Fund, and St. Clair Liquidity Plus Money Market Fund Portfolio)

     Per Account Fee:        $23.75 per open non-NSCC Networked account per year
                             $12.00 per open NSCC Networked account per year
                             $1.75 per closed account per year (any account closed within a month is considered an open account until the following month)

     Annual Minimum:         $40,000.00 per Portfolio

     Other Fees:             IRA accounts will be charged $10.00 per global
                             account per annum (excluding Consumer's Energy
                             Group)

                             NSCC Transaction Charge is $.15 per financial transaction

2. INSTITUTIONAL FUND FEE STRUCTURE (St. Clair Fund, Inc. excluding St. Clair Liquidity Plus Money Market Fund Portfolio):

     Fund Complex Minimum*   $90,000 per month

     Asset Based Fees        3.50 Basis Points for assets *5 billion
                             2.50 Basis Points for assets 5 billion - 9 billion
                             2.00 Basis Points for assets ** 9 billion

     Other Fees:             IRA accounts will be charged $10.00 per global
                             account per annum (excluding Consumer's Energy
                             Group)

                             NSCC Transaction Charge is $.15 per financial transaction

3.   SYSTEM ENHANCEMENTS:    Client defined system enhancements will be agreed
                             upon by the Transfer Agent and Munder Capital and billed at a rate of $150.00 per hour. All programming rates are subject to an annual 5% increase after the one-year anniversary of the effective date of this Agreement

4.   OST SHAREHOLDER SEARCH/ REPORTING:

          $2.75 per account search*
          *The per account search fee shall be waived until January 2001 so long as the Fund retains Keane Tracers, Inc. ("KTI") to provide the Fund with KTI's "In-Depth Research Program" services.

5.   PRINT MAIL

     A.   PRICING SCHEDULE FOR SPECIAL MAILINGS FOR MUNDER GROUP OF FUNDS

     This pricing is based on appropriate notification (standard of 30 day notification) and scheduling for special mailings. Scheduling requirements include having collateral arrive at agreed upon times in advance of deadlines. Mailings which arise with shorter time frames and turns will be billed at a maximum premium of 50% based on turn around requirements.

     Work Order:       $30.00 per Workorder

*  denotes Less than
** denotes Greater than
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     Technical Support/Data Processing:

          $135.00 to create an admark tape
          $10.00/K to zip + 4 data enhance with $125.00 minimum
          $80.00/hr for any data manipulation
          $6.00/K combo charge

     Admark & Machine Insert

     #10, #11, 6x9

          $62/K to admark envelope and machine insert 1 piece, with $125.00 min $2.50/K for each additional insert
          $38/K to admark only with $75.00 minimum
          $25.00/K hand sort
     9x12
          $100/K to admark envelope and machine insert 1 piece, with $125.00 min $5.00/K for each additional insert
          $38/K to admark only with $75.00 minimum
          $0.08 for each hand insert

     Admark & Hand Insert

     #10, #11, 6x9

          $0.08 for each hand insert
          $25.00/K hand sort
     9x12
          $0.09 for each hand insert
          $25.00/K hand sort

     Pressure/Sensitive Labels:

          $0.32 each to create, affix and hand insert 1 piece, with a $75.00 minimum
          $0.08 for each hand insert
          $0.10 to affix labels only
          $0.10 to create labels only

     Legal Drop (Semi/Annual Reports; mailing ten plus pieces)

          $150.00 / compliant legal drop per job and processing fees

     Create Mailing List: $0.40 per entry with $75.00 minimum

     Presort Fee: $0.035 per piece

     B.  PRINT MAIL Pricing Schedule For Munder Group of Funds

     Daily Work (Confirms):

          Hand:     $71/K with $50.00 minimum (includes 1 insert)
                    $0.07/each additional insert

          Machine:  $42/K with $50.00 minimum (includes 1 insert)
                    $0.01/each additional insert

     Daily Checks:

          Hand:     $91/K with $50.00 minimum daily (includes 1 insert)

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                         $0.08/each additional insert

          Machine: $52/K with $50.00 minimum (includes 1 insert) $0.01/each additional insert

                * There is a $3.00 charge for each 3606 Form sent.

     Quarterly/Monthly Statements:

          Hand: 78/K with $50.00 minimum (includes 1 insert) $0.08/each additional insert
                         $125/K for intelligent inserting

          Machine: $52/K with $50.00 minimum (includes 1 insert) $0.01 each additional insert
                         $58/K for intelligent inserting

     Periodic Checks (i.e. dividend, ACW):

          Hand: $91/K with $75.00 minimum (includes 1 insert) $0.08/each additional insert

          Machine: $52/K with $75.00 minimum (includes 1 insert) $0.01/each additional insert

     12B1/Dealer Commission Checks/Statements: $0.78/each envelope with $100.00 minimum

     Printing Charges:  (price ranges dependent on volumes)

          $0.08/per confirm/statement/page
          $0.10/per check

     Folding (Machine):  $18/K

     Folding (Hand):     $.12 each

     Presort Charge:     $0.035 per piece

     Courier Charge:     $15.00 for each on call courier trip/or actual cost for
                         on demand

     Overnight Charge:   $3.50 per package service charge plus Federal Express/

                         Airborne charge

     Inventory Storage:  $20.00 for each inventory location as of the 15th of the month

     Inventory Receipt:  $20.00 for each SKU / Shipment

     Hourly work; special projects, opening envelopes, etc...    $24.00 per hour

     Special Pulls:      $2.50 per account pull

     Boxes/Envelopes:    Shipping boxes            $0.85 each
                         Oversized Envelopes       $0.45 each

     Forms Development/Programming Fee: $150.00/hour

     Systems Testing:    $85.00/hour

     Cutting Charges:    $10.00/K

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7.   Miscellaneous Charges. The Fund shall be charged for the following products and services as applicable:

       .   Ad hoc reports
       .   Ad hoc SQL time
       .   COLD Storage
       .   Digital Recording
       .   Microfiche/microfilm production
       .   Magnetic media tapes and freight
       . Pre-Printed Stock, including business forms, certificates, envelopes, checks and stationary

Fee Adjustments. PFPC may adjust the per account fees and the print mail fees once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Client's monthly fees (or the Effective Date absent a prior such adjustment).

8.   DAZL Fees:

           Set-up Fee: $5,000.00 (waived)

           $1,000.00 per month plus $0.25 per record transmitted ($0.15/price record)

9.   AUDIO VRU

     Ongoing monthly fees: Per call: $000.10
     Per minute in VRU: $000.29
     Monthly maintenance: $500.00*
     *The monthly maintenance fee includes: hardware and software upgrades and on call support
     Also, the voice recording will be billed out at $150.00 per hour

10.  IMPRESSNet(R) Fees

A.   IMPRESSNet(R) Retail.

     1.  Transaction Costs:
     .   Account Inquiry            $.10 per inquiry
     .   Financial Transactions     $.50 per transaction

     2.  Hardware Maintenance Fee Including Hardware and Software:
         $50,000 per annum* -
     . Does not include client hardware and software requirements. That is an out-of-pocket expense for the client
     .   Installation of hardware is billed as time and materials
     .   Does not include third party hardware and software maintenance agreements
     .   Does not include hardware upgrades

     3.       Customized Development:   $150 per hour*

     4.       Call Center Services for Registration (one-time):   $2.50 per call
     5.       Network Fee (one-time):   $2,100*
     6.       PIN Registration and Lost PIN Replacement:          $1.50 per call

B.   IMPRESSNet(R) Brokerage.

     1.  One Time Set up Fee:       $30,000* - Fee Waived
                                    $ 1,000 per Portfolio

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     2.  Annual Maintenance Fee:    $40,000*

     3.  Transaction Costs:
     .   Account Inquiry            $.05 per inquiry
     .   Financial Transactions     $.30 per transaction

     .   Statements                 $.10 per statement
     .   New Account Set Up         $1.50 per account
         with settlement
     .   Backoffice                 $0.05 per click


     4.  Customized Development:    $150 per hour*

     5.  PIN Registration and Lost PIN Replacement : $2.50 per/PIN

     * Cumulative charge with respect to all Funds executing this Amendment and such other Funds advised by Munder Capital Management services by PFPC.

     The above referenced fees do not include fees associated with third party software products or fees associated with other PFPC products which may be required to utilize future releases of IMPRESSNet(TM) .

11.  CBA:

     Set Up Fee: $38,400

     Annual per account for all eligible accounts $0.30 per year Programming
     Costs: $80.00 per hour

PFPC will provide an invoice as soon as practicable after the end of each calendar month. The Fund agrees to pay to PFPC the amounts so billed by Federal Funds Wire within thirty (30) business days after the Fund's receipt of the invoice. In addition, with respect to all fees, PFPC may charge a service fee equal to the lesser of (i) one and one half percent (1-1/2%) per month or (ii) the highest rate legally permitted on any past due invoiced amounts.

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